Investor Relations                                  Scientigo Inc.
Vince Buczek                                        6701 Carmel Road, Suite 205
(704)-506-3098                                      Charlotte, NC 28266
vbuczek@scientigo.com                               Telephone: 704.837.0500

     SCIENTIGO(TM) MOVES TO NEW, EVEN LARGER HEADQUARTERS TO SUPPORT GROWTH
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IN CONJUNCTION WITH NEW MOVE SCIENTIGO(TM) LAUNCHES BRAND NEW CORPORATE WEBSITE

Charlotte, NC - August 8, 2005 - Market Central, Inc. (OTC BB: MKTE), (d.b.a. Scientigo(TM) www.scientigo.com), a leader in intelligent business process automation, information organizing, and next generation internet search solutions announced today that the company has moved their operations to a new 9,000 square-foot headquarters in Charlotte, NC. Once the initial headquarters for LendingTree www.lendingtree.com, the new office space in the Davie Building located at Carmel Commons, has been renovated to fit Scientigo's changing needs and growth.

"This move sets the stage for our expected growth in size and scope over the next year," said Doyal Bryant, CEO of Scientigo(TM). "With the massive growth of both data and information within organizations and on the internet more and more enterprises and internet search users are looking for better solutions that are more faster, relevant and convenient ways to find what they need and with this Scientigo's business process automations, next generation search products and patented technology portfolio are all quickly gaining momentum. Our new, larger offices will allow us to grow and continue to provide our customers and the marketplace with innovative products and technologies that compliment and make what they do better."

The new Scientigo(TM) headquarters location and main phone number are: 6701 Carmel Road, Suite 205, Charlotte, NC 28226. Phone: 704.837.0500.


Along with the new move, Scientigo(TM) today announced the launch of its brand new corporate website, located at www.scientigo.com . Reflecting the Company's expanding business solutions and product line growth and brand identity the user

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friendly site is designed to provide stakeholders easy navigation and valuable information about Scientigo(TM).

Through the site media and investment professionals can access the press center to view the latest news and events about Scientigo(TM) and sign up for real-time news delivery to the desktop via email by contacting vbuczek@scientigo.com

About Scientigo(TM)

Headquartered in Charlotte, North Carolina, Scientigo(TM) is a leader in intelligent Business Process Automation technologies, specializing in developing and licensing intellectual property to partners whose products and services complement our technologies for the benefit of clients. These customizable solutions enable organizations to convert data from a processing and storage burden into a competitive advantage, whether structured, semi-structured, or unstructured, whether it is in paper or digital form, and regardless of volume. In addition, Scientigo(TM) owns patents that address a set of key technical protocols, referred to as XML (Extensible Mark-up Language), a popular standard used to support the exchange of documents over the Internet. XML forms a basic building block for "web services" and the "semantic web." These protocols are embedded in software developed by large and small companies, including, for example Microsoft and IBM. Scientigo(TM) has retained and formed an exceptional intellectual property team that has implemented a comprehensive intellectual property strategy and will assist to secure additional intellectual property protection on its other inventions. Also, the Company provides customer support and professional services to support its products. For more information on Scientigo(TM), please visit www.scientigo.com

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This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.